UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                                (Amendment No. 1)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   EURAND N.V.
             (Exact name of registrant as specified in its charter)

                           The Netherlands 98-0455653
  (State of incorporation or organization) (I.R.S. Employer Identification No.)

                                  Olympic Plaza
                             Fred. Roeskestraat 123
                       1076 EE Amsterdam, The Netherlands
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:    Name of each exchange on which each
                                            class is to be registered:

Ordinary Shares, par value (euro)0.01 per   The NASDAQ Stock Market LLC
share

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-142481

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

                                Explanatory Note

          This Amendment No. 1 to Form 8-A is being filed to amend the name of the exchange on which the securities are to be registered from "The Nasdaq Global Market" to "The NASDAQ Stock Market LLC".

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          A description of the ordinary shares, (euro)0.01 par value per share, to be registered hereunder is contained in the section entitled "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form F-1, File No. 333-142481, as amended (the "Registration Statement"), and is incorporated herein by reference. The Prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this Form 8-A.

Item 2.  Exhibits
         --------

         Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                           EURAND N.V.

                                           Date:  May 11, 2007


                                           By: /s/ Gearoid M. Faherty
                                               ---------------------------------
                                               Name:  Gearoid M. Faherty
                                               Title: Chief Executive Officer